Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 76 to Registration Statement No. 33-19228 on Form N-1A of our report dated December 16, 2011, relating to the financial statements and financial highlights of Calamos Investment Trust, comprised of Calamos Growth Fund, Calamos Value Fund, Calamos Blue Chip Fund, Calamos Discovery Growth Fund, Calamos International Growth Fund, Calamos Evolving World Growth Fund, Calamos Global Equity Fund, Calamos Growth and Income Fund, Calamos Global Growth and Income Fund, Calamos Convertible Fund, Calamos Total Return Bond Fund, Calamos High Yield Fund, and Calamos Market Neutral Income Fund, appearing in the Annual Report on Form N-CSR for the fiscal year ended October 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 27, 2012